Exhibit 28(e)(ix)

EIGHTH AMENDMENT TO

UNDERWRITING AGREEMENT

This Eighth Amendment (the “Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of April 1, 2012, by and between FundVantage Trust, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside”) is entered into as of March 20, 2014 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect the addition of Pacific Capital U.S. Government Money Market Fund, WHV/EAM International Small Cap Equity Fund, WHV/EAM Emerging Markets Small Cap Equity Fund; and the removal of the Compak Dynamic Asset Allocation Fund, the Formula Investing International Value Select Fund, the Formula Investing International Value 400 Fund, the Formula Investing U.S. Value 1000 Fund, the Formula Investing U.S. Value Select Fund and the WHV Emerging Markets Equity Fund; and

WHEREAS, Section 14 of the Agreement requires all amendments to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

3.                                      All other terms, conditions, provisions and sections of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Joel Weiss	By:	/s/ Mark Fairbanks
Name:	Joel Weiss, President	Name:	Mark Fairbanks
Title:	President	Title:	President

APPENDIX A

EXHIBIT A

Boston Advisors Broad Allocation Strategy Fund

Bradesco Latin American Equity Fund

Bradesco Brazilian Hard Currency Bond Fund (f/k/a Bradesco Brazilian Hard Currency Bond Fund)

Cutwater High Yield Fund

Cutwater Investment Grade Bond Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Municipal Bond Inflation Protection Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Gotham Absolute Return Fund

Gotham Enhanced Return Fund

Gotham Neutral Fund

Heitman REIT Fund

Lateef Fund

Origin International Equity Fund

Montibus Small Cap Growth Fund (f/k/a Timberline Small Cap Growth Fund)

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S Government Money Market Fund

Pemberwick Fund

Polen Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Focus Fund

SkyBridge Dividend Value Fund

WHV International Equity Fund

WHV/EAM International Small Cap Equity Fund

WHV/EAM Emerging Markets Small Cap Equity Fund

WHV/Seizert Small Cap Value Equity Fund